Exhibit 11

                         EQUITABLE OF IOWA COMPANIES
                Consolidated Net Income Per Share Computation


                                    Three Months Ended       Nine Months Ended
                                       September 30            September 30
                                 _______________________________________________
                                    1997        1996        1997        1996
                                 ___________ ___________ ___________ ___________
                                  (Dollars in thousands, except per share data)
PRIMARY:

  Net income                        $36,599     $31,695     $90,067     $93,672
                                 =========== =========== =========== ===========
  Average shares
   outstanding                   32,056,971  31,935,891  32,040,666  31,880,469
                                 =========== =========== =========== ===========
  Net income per share                $1.14       $0.99       $2.81       $2.94
                                 =========== =========== =========== ===========

FULLY DILUTED:

  Net income                        $36,599     $31,695     $90,067     $93,672
                                 =========== =========== =========== ===========

  Average shares
   outstanding                   32,056,971  31,935,891  32,040,666  31,880,469

  Add: Net effect of dilutive
       stock options - based on
       the treasury stock method
       using period-end market
       price, if higher than
       average market
       price                        703,051     459,612     712,416     484,791
                                 ___________ ___________ ___________ ___________
       Total                     32,760,022  32,395,503  32,753,082  32,365,260
                                 =========== =========== =========== ===========
Net income per share                  $1.12       $0.98       $2.75       $2.89
                                 =========== =========== =========== ===========

NOTE:   This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under Item 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.